Prospectus Supplement	Filed pursuant to Rule 424(b)(5)
(To prospectus dated November 25, 2020)	Registration No. 333-249901

$50,000,000
Common Stock

We have entered into an At Market Issuance Sales Agreement, dated August 12, 2021, with Truist Securities, Inc., or Truist Securities, and JMP Securities LLC, or JMP Securities, together with Truist Securities as sales agents. The sales agreement relates to the sale of shares of our common stock offered by this prospectus supplement. In accordance with the terms of the sales agreement, under this prospectus supplement we may offer and sell shares of our common stock, $0.001 par value per share, having an aggregate offering price of up to $50,000,000 from time to time through or to Truist Securities and JMP Securities as sales agent or principal.

Our common stock is traded on the Nasdaq Global Market under the symbol “CRMD.” The last reported sale price of our common stock on August 11, 2021 was $5.91 per share.

Sales of our common stock, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. The sales agents are not required to sell any specific amount, but will act as our sales agents using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Each sales agent will be entitled to compensation at a commission rate equal to 3% of the gross sales price per share sold by such sales agent. In connection with the sale of the common stock on our behalf, each sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the sales agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the sales agents with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, the section captioned “Item 1A—Risk Factors” in our most recently filed annual report on Form 10-K, which is incorporated by reference into this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Truist Securities     JMP Securities

The date of this prospectus supplement is August 12, 2021.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement (No. 333-249901) that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the registration statement, we registered the offering by us of our common stock and preferred stock, debt securities and/or warrants to purchase any of such securities, either individually or in units, from time to time in one or more offerings. This prospectus supplement provides specific information about the offering by us of shares of common stock under the shelf registration statement.

This document is in two parts. The first part is the prospectus supplement, which adds to and updates information contained in the accompanying prospectus. The second part, the accompanying prospectus dated November 25, 2020, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with any other information. If you receive any information not authorized by us, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than its respective date.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located.

You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus, or incorporated by reference herein, is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus or any free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference, include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

Unless the context otherwise requires, “CorMedix,” the “Company,” “we,” “us,” “our” and similar names refer to CorMedix Inc.

S-ii

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus supplement and the documents we have filed with the SEC that are incorporated herein by reference contain such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “may,” “might,” “should,” “anticipate,” “estimate,” “expect,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance, identify forward-looking statements. Forward-looking statements represent management’s current judgment regarding future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks include, but are not limited to: the results of CorMedix’s discussions with the FDA regarding the DefenCath™ development path for marketing authorization; CorMedix’s ability to manage its limited cash resources and the impact on current, planned or future research, including the continued development of DefenCath/Neutrolin® and research for additional uses for taurolidine; CorMedix’s ability to obtain additional financing to support CorMedix’s research and development and clinical activities and operations; that preclinical results are not indicative of success in clinical trials and might not be replicated in any subsequent studies or trials; CorMedix’s ability to obtain approval of the New Drug Application (NDA) for DefenCath, which is required to commercialize the product in the U.S.; CorMedix’s ability to secure reimbursement under favorable terms for DefenCath when regulatory approval is obtained; obtaining regulatory approvals to conduct clinical trials and to commercialize CorMedix’s product candidates; the outcome of clinical trials of CorMedix’s product candidates and whether they demonstrate these candidates’ safety and effectiveness; the risks associated with the launch of DefenCath and Neutrolin in new markets; CorMedix’s ability to enter into, execute upon and maintain collaborations with third parties for its development and marketing programs; CorMedix’s dependence on its collaborations and its license relationships; CorMedix’s ability to conduct planned or future research, including the continued development of DefenCath and Neutrolin and of additional uses for taurolidine; and the ability to retain and hire necessary personnel to staff our operations appropriately; CorMedix’s ability to maintain its listing on the Nasdaq Global Market; achieving milestones under CorMedix’s collaborations; CorMedix’s dependence on preclinical and clinical investigators, preclinical and clinical research organizations, manufacturers, sales and marketing organizations, and consultants; and protecting the intellectual property developed by or licensed to CorMedix. We continue to assess to what extent the uncertainty surrounding the Coronavirus pandemic may impact our business and operations. Please also see the discussion of risks and uncertainties under “Risk Factors” below, and contained in the accompanying prospectus and otherwise incorporated by reference herein, and in our most recent annual report on Form 10-K as well as any amendments thereto, as revised or supplemented by our subsequent quarterly reports on Form 10-Q, as filed with the SEC and which are incorporated herein by reference.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus supplement or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus supplement or the date of the document incorporated by reference in this prospectus supplement. We expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and the securities offered hereby, we encourage you to read and consider carefully the more detailed information in this prospectus supplement, including the information incorporated by reference into this prospectus supplement, and the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-5, and in the documents incorporated by reference into this prospectus supplement.

OUR COMPANY

Overview

We are a biopharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of infectious and inflammatory diseases.

Our primary focus is on the development of our lead product candidate, DefenCath™, for potential commercialization in the United States (“U.S.”) and other key markets. We have in-licensed the worldwide rights to develop and commercialize DefenCath/Neutrolin®, which is a novel anti-infective solution (a formulation of taurolidine 13.5 mg/ml and heparin 1000 USP Units/ml) intended for the reduction and prevention of catheter-related infections and thrombosis in patients requiring central venous catheters (“CVCs”) in clinical settings such as hemodialysis, total parenteral nutrition and oncology. Infection and thrombosis represent key complications among hemodialysis, total parenteral nutrition and cancer patients with CVCs. These complications can lead to treatment delays and increased costs to the healthcare system when they occur due to hospitalizations, need for intravenous (“IV”) antibiotic treatment, long-term anticoagulation therapy, removal/replacement of the CVC, related treatment costs and increased mortality. The name DefenCath is the U.S. proprietary name conditionally approved by the U.S. Food and Drug Administration (“FDA”), while the name Neutrolin is currently used in the European Union (“EU”) and other territories where the Company has received CE-Mark approval for the commercial distribution of Neutrolin as a catheter lock solution (“CLS”) regulated as a medical device. In January 2015, the FDA designated DefenCath as a Qualified Infectious Disease Product (“QIDP”) for prevention of catheter-related blood stream infections (“CRBSIs) in patients with end stage renal disease receiving hemodialysis through a central venous catheter. Catheter-related blood stream infections and clotting can be life-threatening. The QIDP designation provides five years of market exclusivity in addition to the five years granted for a New Chemical Entity (“NCE”) upon approval of a New Drug Application (“NDA”). In addition, in January 2015, the FDA granted Fast Track designation to DefenCath Catheter Lock Solution, a designation intended to facilitate development and expedite review of drugs that treat serious and life-threatening conditions so that the approved drug can reach the market expeditiously. The Fast Track designation of DefenCath provides the Company with the opportunity to meet with the FDA on a more frequent basis during the development process, and also ensures eligibility to request priority review of the marketing application. In December 2015, the Company launched its Phase 3 Prospective, Multicenter, Double-blind, Randomized, Active Control Study to Demonstrate Safety & Effectiveness of DefenCath/Neutrolin in Preventing Catheter-related Bloodstream Infection in Subjects on Hemodialysis for End Stage Renal Disease (“LOCK-IT-100”), in patients with hemodialysis catheters in the U.S. The clinical trial was designed to demonstrate the safety and effectiveness of DefenCath compared to the standard of care CLS, Heparin, in preventing CRBSIs. The primary endpoint for the trial assessed the incidence of CRBSI and time to CRBSI for each study subject. Secondary endpoints were catheter patency, which was defined as required use of tissue plasminogen activating factor, or tPA, or removal of catheter due to dysfunction, and removal of catheter for any reason.

The FDA granted the Company’s request for a rolling submission and review of the NDA which is designed to expedite the approval process for products being developed to address an unmet medical need. Although the FDA usually requires two pivotal clinical trials to provide substantial evidence of safety and effectiveness for approval of an NDA, the FDA will in some cases accept one adequate and well-controlled trial, where it is a large multicenter trial with a broad range of subjects and investigation sites with procedures to include trial quality that has demonstrated a clinically meaningful and statistically very persuasive effect on prevention of a disease with potentially serious outcome. In March 2020, the Company began the modular submission process for the NDA for DefenCath for the prevention of CRBSI in hemodialysis patients, and in August 2020, the FDA accepted for filing the DefenCath NDA. The FDA also granted the Company’s request for priority review, which provides for a six-month review period instead of the standard ten-month review period. As the Company announced in March 2021, the FDA informed in its Complete Response Letter (“CRL”) to the Company that it cannot approve the NDA for DefenCath in its present form. The FDA noted concerns at the third-party manufacturing facility after a review of records requested by the FDA and provided by the contract manufacturer (“CMO”). Additionally, the FDA is requiring a manual extraction study to demonstrate that the labeled volume can be consistently withdrawn from the vials despite an existing in-process control to demonstrate fill volume within specifications.

In April 2021, the Company and the CMO met with the FDA to discuss proposed resolutions for the deficiencies identified in the CRL to the Company and the Post-Application Action Letter received by the CMO from the FDA for the NDA for DefenCath. There was an agreed upon protocol for the manual extraction study identified in the CRL, which now has been successfully completed. Addressing the FDA’s concerns regarding the qualification of the filling operation necessitated adjustments in the process and generation of additional data on operating parameters for manufacture of DefenCath. The Company and the CMO determined that additional process qualification is needed with subsequent validation to address these issues. The FDA stated that the review timeline would be determined when the NDA resubmission is received and that it expected all corrections to facility deficiencies to be complete at the time of resubmission so that all corrective actions may be verified during an onsite evaluation of the manufacturing facility in the next review cycle, if the FDA determines it will do an onsite evaluation. The Company and the CMO continue to work closely to ensure that the identified deficiencies are resolved prior to resubmission of the DefenCath NDA.

Satisfactory resolution of these issues is required for approval of the DefenCath NDA. If an onsite inspection is required, the Company may encounter delays in obtaining FDA approval because the FDA is currently facing a backlog due to the Covid-19 pandemic. The FDA issued a guidance document on its plan to use voluntary remote interactive evaluations at facilities, including for a pre-approval inspection to assess a marketing application. The FDA will request the manufacturing facility to participate in a voluntary remote interactive evaluation, if the FDA believes it is appropriate. A manufacturing facility cannot request the remote interaction. The FDA expects the use of remote interactive evaluations should help the FDA operate within normal timeframes in spite of the Covid-19 pandemic.

Corporate History and Information

We were organized as a Delaware corporation on July 28, 2006 under the name “Picton Holding Company, Inc.” and we changed our corporate name to “CorMedix Inc.” on January 18, 2007. Our operations to date have been primarily limited to conducting clinical trials and establishing manufacturing for our product candidates, licensing product candidates, business and financial planning, research and development, seeking regulatory approval for our products, initial commercialization activities for DefenCath in the U.S. and Neutrolin in the EU and other foreign markets, and maintaining and improving our patent portfolio.

Our executive offices are located at 300 Connell Drive, Suite 4200, Berkeley Heights, NJ 07922. Our telephone number is (908) 517-9500. Our website address is www.cormedix.com. Information contained in, or accessible through, our website does not constitute part of this prospectus supplement.

THE OFFERING

Common stock offered by us	Shares having an aggregate offering price of up to $50 million.

Common stock to be outstanding after this Offering[1]	Up to 46,546,674 assuming sales at a price of $5.91 per share, which was the closing price on the Nasdaq Global Market on August 11, 2021. Actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering	“At the market offering” that may be made from time to time through or to Truist Securities and JMP Securities, as agent or principal. See “Plan of Distribution” on page S-8.

Use of proceeds	We intend to use the net proceeds for general corporate purposes, including obtaining regulatory approval and commercialization of DefenCath™ in the U.S., research and development, and working capital and capital expenditures. Pending the application of the net proceeds, we intend to invest a portion of the net proceeds generally in short-term, investment grade, interest bearing securities. See “Use of Proceeds” on page S-6.

Nasdaq Global Market symbol	“CRMD”

Risk factors	Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-5, the section captioned “Item 1A—Risk Factors” in our most recently filed annual report on Form 10-K, as amended or supplemented by our subsequent quarterly reports on Form 10-Q, which is incorporated by reference into this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement.

[1]	The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 38,086,437 shares outstanding as of June 30, 2021. The number of shares outstanding as of June 30, 2021, as used throughout this prospectus supplement, unless otherwise indicated, excludes:

●	options to purchase an aggregate of 2,467,684 shares of our common stock issued to our officers, directors, employees and non-employee consultants under our 2019 Stock Incentive Plan, with a weighted average exercise price of $7.01 per share;

●	options to purchase an aggregate of 1,298,062 shares of our common stock issued to our officers, directors, employees and non-employee consultants under our 2013 Stock Incentive Plan, with a weighted average exercise price of $9.07 per share;

●	2,000 shares of Series C-3 Preferred Stock, which are convertible into 4,000 shares of common stock;

●	89,623 shares of Series E Preferred Stock, which are convertible into 391,953 shares of common stock;

●	89,999 shares of Series G Preferred Stock, which are convertible into 5,004,069 shares of common stock;

●	48,909 shares of our common stock issuable in connection with our Deferred Compensation Plan for Directors, pursuant to which our non-employee directors may defer all of their cash director fees and restricted stock units; and

●	warrants to purchase an aggregate of 56,455 shares of common stock with a weighted average exercise price of $5.25 per share.

RISK FACTORS

Investing in our common stock involves risk. Prior to making a decision about investing in our common stock, you should carefully consider the specific factors discussed below together with all of the other information contained or incorporated by reference in this prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K which is on file with the SEC and is incorporated herein by reference, as revised or supplemented by our subsequent quarterly reports on Form 10-Q on file with the SEC and which may be amended, supplemented or superseded from time to time by other reports we have subsequently filed or may file with the SEC in the future.

Additional Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development and commercialization of our product candidates.

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 8,460,237 shares of our common stock are sold during the term of the sales agreement with Truist Securities and JMP Securities at a price of $5.91 per share, the last reported sale price of our common stock on the Nasdaq Global Market on August 11, 2021, for aggregate gross proceeds of $50 million, after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $3.22 per share, representing the difference between our as-adjusted net tangible book value per share as of June 30, 2021, after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants may result in further dilution of your investment. Additionally, because the sales of shares of our common stock offered hereby will be made directly into the market, the prices at which we sell such securities will vary and these variations may be significant. As a result, you may suffer dilution if you purchase shares in this offering at a higher price than other shares offered hereby are sold. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

We will need significant additional funds for obtaining regulatory approval and commercialization of DefenCath™ in the United States. In order to raise additional capital, we plan to offer in the future additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

USE OF PROCEEDS

We intend to use the net proceeds of this offering for general corporate purposes, including obtaining regulatory approval and commercialization of DefenCath™ in the U.S., research and development, and working capital and capital expenditures.

The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any collaborative or strategic partnering efforts, and the competitive environment for our planned products. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest a portion of the proceeds in short-term, interest-bearing instruments.

DILUTION

Our net tangible book value as of June 30, 2021 was approximately $76.9 million, or $2.02 per share of common stock. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding. After giving effect to the sale by us of the full $50 million of common stock that may be offered in this offering at an assumed offering price of $5.91 per share, which was the closing price of our common stock on the Nasdaq Global Market on August 11, 2021, and after deducting estimated offering commissions and expenses payable by us, our as-adjusted net tangible book value as of June 30, 2021 would have been approximately $125.3 million, or $2.69 per share of common stock. This represents an immediate increase in the net tangible book value of $0.67 per share to our existing stockholders and an immediate and substantial dilution in net tangible book value of $3.22 per share to new investors. The following table illustrates this hypothetical per share dilution:

Assumed public offering price per share		$5.91
Net tangible book value per share as of June 30, 2021	$2.02
Increase in net tangible book value per share attributable to this offering	0.67
As adjusted net tangible book value per share as of June 30, 2021, after giving effect to this offering		2.69
Dilution per share to new investors purchasing shares in this offering		$3.22

The table above assumes for illustrative purposes that an aggregate of 8,460,237 shares of our common stock are sold at a price of $5.91 per share, the last reported sale price of our common stock on the Nasdaq Global Market on August 11, 2021, for aggregate gross proceeds of $50 million. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.59 per share in the price at which the shares are sold from the assumed offering price of $5.91 per share shown in the table above, assuming all of our common stock in the aggregate amount of $50 million is sold at that price, would increase our adjusted net tangible book value per share after the offering to $2.74 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $3.76 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.59 per share in the price at which the shares are sold from the assumed offering price of $5.91 per share shown in the table above, assuming all of our common stock in the aggregate amount of $50 million is sold at that price, would decrease our adjusted net tangible book value per share after the offering to $2.64 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $2.68 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

To the extent that any outstanding options or warrants are exercised, new options are issued under our 2019 Stock Incentive Plan or we otherwise issue additional shares of common stock in the future, there will be further dilution to new investors.

The above discussion and table are based on 38,086,437 shares of our common stock outstanding as of June 30, 2021 and excludes the following securities outstanding on June 30, 2021:

●	options to purchase an aggregate of 2,467,684 shares of our common stock issued to our officers, directors, employees and non-employee consultants under our 2019 Stock Incentive Plan, with a weighted average exercise price of $7.01 per share;

●	options to purchase an aggregate of 1,298,062 shares of our common stock issued to our officers, directors, employees and non-employee consultants under our 2013 Stock Incentive Plan, with a weighted average exercise price of $9.07 per share;

●	2,000 shares of Series C-3 Preferred Stock, which are convertible into 4,000 shares of common stock;

●	89,623 shares of Series E Preferred Stock, which are convertible into 391,953 shares of common stock;

●	89,999 shares of Series G Preferred Stock, which are convertible into 5,004,069 shares of common stock;

●	48,909 shares of our common stock issuable in connection with our Deferred Compensation Plan for Directors, pursuant to which our non-employee directors may defer all of their cash director fees and restricted stock units; and

●	warrants to purchase an aggregate of 56,455 shares of common stock with a weighted average exercise price of $5.25 per share.

PLAN OF DISTRIBUTION

We have entered into an At Market Issuance Sales Agreement referred to as the sales agreement, with Truist Securities, Inc. or, Truist Securities, and JMP Securities LLC, or JMP Securities, and together with Truist Securities, the sales agents. Pursuant to the sales agreement, we may issue and sell up to $50 million of our common stock from time to time through or to the sales agents, acting as sales agent or principal, subject to certain limitations, including the number or dollar amount of shares registered under the registration statement to which the offering relates. The form of the sales agreement is filed as an exhibit to our Current Report on Form 8-K and is incorporated by reference in this prospectus supplement. The sales, if any, of shares made under the sales agreement will be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. We may instruct the sales agents not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the sales agents may suspend the offering of common stock upon notice and subject to other conditions.

Each time we wish to issue and sell common stock under the sales agreement, we will notify one designated sales agent of the number or dollar value of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed such designated sales agent, unless such sales agent declines to accept the terms of the notice, such sales agent has agreed to use its commercially reasonable efforts consistent with such agent’s normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the sales agents under the sales agreement to sell our common stock is subject to a number of conditions that we must meet.

We will pay the sales agents commissions for their services in acting as agents in the sale of common stock. Each sales agent will be entitled to a commission equal to 3% of the gross proceeds from the sale of common stock offered hereby by such sales agent. In addition, we have agreed to reimburse certain expenses of the sales agents in an amount not to exceed $50,000. We estimate that the total expenses for the offering, excluding compensation payable to the sales agents under the terms of the sales agreement, will be approximately $100,000.

Settlement for sales of common stock will generally occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the applicable sales agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, each of the sales agents will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the sales agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agents against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to reimburse the sales agents for certain other specified expenses.

The offering of our common stock pursuant to this prospectus supplement will terminate upon the earlier of (i) the sale of all of our common stock provided for in this prospectus supplement or (ii) termination of the sales agreement as provided therein.

The sales agents and their respective affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, each of the sales agents will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

LEGAL MATTERS

Morgan, Lewis & Bockius LLP, New York, New York, will pass upon the validity of the common stock offered by this prospectus supplement. The sales agents are being represented in connection with this offering by Goodwin Procter LLP, New York, New York.

EXPERTS

The consolidated balance sheets of CorMedix Inc. as of December 31, 2020 and 2019 and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2020, have been incorporated herein by reference in reliance on the report of Friedman LLP, independent registered public accounting firm, given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.cormedix.com as soon as reasonably practicable after filing such documents with the SEC. Any requests for this information should be made by calling or sending a letter to the Secretary of the Company, c/o CorMedix Inc., at our office located at 300 Connell Drive, Suite 4200, Berkeley Heights, NJ 07922.

SEC filings are also available at the SEC’s web site at http://www.sec.gov. Our common stock is listed on the Nasdaq Global Market, and you can read and inspect our filings at the offices of the Nasdaq Global Market at 151 W. 42nd Street, New York, NY 10036.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. This prospectus supplement omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. Statements in this prospectus supplement and the accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained as described above in “Where You Can Find More Information.” The documents we are incorporating by reference into this prospectus supplement are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC pursuant to Section 13 of the Exchange Act on March 30, 2021;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 13, 2021 and for the quarter ended June 30, 2021, filed with the SEC on August 12, 2021;

●	our Current Reports on Form 8-K, filed with the SEC pursuant to Section 13 of the Exchange Act on January 21, 2021, March 1, 2021, March 12, 2021, April 15, 2021 and May 14, 2021.

●	the description of our capital stock contained in Exhibit 4.5 to our Annual Report on Form 10-K filed with the SEC on March 30, 2021, including any amendment or report filed for the purpose of updating such description; and

●	all of the filings pursuant to the Exchange Act after the date of the filing of the registration statement and prior to the effectiveness of the registration statement.

In addition, all documents subsequently filed by us after the date of the initial registration statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date our offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement.

Any statement contained in this prospectus supplement and the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to CorMedix Inc., Attention: Secretary, 300 Connell Drive, Suite 4200, Berkeley Heights, New Jersey 07922, (908) 517-9500.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Prospectus

$100,000,000 of
Common Stock,
Preferred Stock,
Warrants,
Debt Securities and/or
Units

From time to time, we may offer and sell up to $100,000,000 in the aggregate of any combination of the securities described in this prospectus, either individually or in units, in one or more offerings in amounts, at prices and on the terms that we will determine at the time of offering. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.

Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. We will specify in any accompanying prospectus supplement the terms of any offering. You should read this prospectus and the applicable prospectus supplement, as well as any documents incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest in any securities. This prospectus may not be used by us to consummate a sale of securities unless accompanied by the applicable prospectus supplement describing the method and terms of such offering.

We will sell these securities directly to our stockholders or to other purchasers or through agents on our behalf or through underwriters or dealers, or a combination of these methods, as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Our common stock trades on the NYSE American under the trading symbol “CRMD.” On November 4, 2020, the closing price of our common stock was $5.28 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

You should carefully read this prospectus, the applicable prospectus supplement relating to any specific offering of securities and all information incorporated by reference herein and therein.

Investing in our securities involves a high degree of risk. These risks are described under the caption “Risk Factors” beginning on page 9 of this prospectus and the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and in an applicable prospectus supplement and in other documents that are incorporated by reference into this prospectus and any applicable prospectus supplement concerning factors you should consider before investing in our securities. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 25, 2020

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may offer and sell shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, in one or more offerings, of an indeterminate amount for total gross proceeds of up to $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to a particular offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Prospectus supplements may also add, update or change information contained or incorporated by reference in this prospectus or in the documents that we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus or any accompanying prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

It is important for you to read and consider all of the information contained in this prospectus and any accompanying prospectus in making your investment decision. We include cross-references in this prospectus and any accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus provides the pages on which these captions are located.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You should not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information contained in this prospectus, the accompanying prospectus supplement or any free writing prospectus, or incorporated by reference herein, is accurate as of any date other than as of the date of this prospectus or any prospectus supplement or any free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus and any prospectus supplement or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement.

This prospectus, any prospectus supplement, and any free writing prospectus, and the information incorporated herein and therein by reference, include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

Unless the context otherwise requires, “CorMedix,” the “company,” “we,” “us,” “our” and similar names refer to CorMedix Inc.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus or any accompanying prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus or any accompanying prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus or any accompanying prospectus supplement applicable to that jurisdiction.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus, any accompanying prospectus supplement and the documents we have filed with the SEC that are incorporated herein and therein by reference contain such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “may,” “might,” “should,” “anticipate,” “estimate,” “expect,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance, identify forward-looking statements. Forward-looking statements represent management’s current judgment regarding future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks include, but are not limited to: the results of CorMedix’s discussions with the FDA regarding the Defencath™ development path, including whether a second Phase 3 clinical trial will be required for approval of Defencath’s marketing approval; CorMedix’s ability to obtain the resources needed to secure approval of the new drug application for Defencath from the FDA; the risks and uncertainties associated with CorMedix’s ability to manage its limited cash resources; CorMedix’s ability to obtain additional financing to support CorMedix’s research and development and clinical activities and operations; that preclinical results are not indicative of success in clinical trials and might not be replicated in any subsequent studies or trials; CorMedix’s ability to obtain approval of the New Drug Application (NDA) for Defencath, which is required to commercialize the product in the U.S.; CorMedix’s ability to secure reimbursement under favorable terms for Defencath when regulatory approval is obtained; obtaining regulatory approvals to conduct clinical trials and to commercialize CorMedix’s product candidates; the outcome of clinical trials of CorMedix’s product candidates and whether they demonstrate these candidates’ safety and effectiveness; the risks associated with the launch of Defencath and Neutrolin® in new markets; CorMedix’s ability to enter into, execute upon and maintain collaborations with third parties for its development and marketing programs; CorMedix’s dependence on its collaborations and its license relationships; CorMedix’s ability to conduct planned or future research, including the continued development of Defencath and Neutrolin and of additional uses for taurolidine; and the ability to retain and hire necessary personnel to staff our operations appropriately; CorMedix’s ability to maintain its listing on the NYSE American; achieving milestones under CorMedix’s collaborations; CorMedix’s dependence on preclinical and clinical investigators, preclinical and clinical research organizations, manufacturers, sales and marketing organizations, and consultants; and protecting the intellectual property developed by or licensed to CorMedix. At this time, we are unable to assess whether, and to what extent, the uncertainty surrounding the Coronavirus pandemic may impact our business and operations. Please also see the discussion of risks and uncertainties under “Risk Factors” below, and contained in the accompanying prospectus and otherwise incorporated by reference herein, and in our most recent annual report on Form 10-K as well as any amendments thereto, as revised or supplemented by our subsequent quarterly reports on Form 10-Q, as filed with the SEC and which are incorporated herein by reference.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus, any accompanying prospectus supplement or in any document incorporated herein or therein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the respective dates of this prospectus, any accompanying prospectus supplement or the date of the document incorporated by reference in this prospectus or any accompanying prospectus supplement. We expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

iii

PROSPECTUS SUMMARY

This summary highlights certain information about us, the securities offered hereby and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company and the securities offered hereby, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference into this prospectus, and the information referred to under the heading “Risk Factors” in this prospectus beginning on page 9, and in the documents incorporated by reference into this prospectus.

OUR COMPANY

Overview

We are a biopharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of infectious and inflammatory diseases.

Our primary focus is on the development of our lead product candidate, Defencath™, for potential commercialization in the United States, or the U.S., and other key markets as a catheter lock solution, or CLS. The CLS is regulated as a medical device in the European Union, or EU, where it is CE-marked and commercialized as Neutrolin®. We have in-licensed the worldwide rights to develop and commercialize Defencath and Neutrolin. The CLS is a formulation of taurolidine 1.35%, citrate 3.5% and heparin 1000 u/ml and is regulated by the U.S. Food and Drug Administration, or the FDA, as an investigational new drug, where it is being developed to prevent catheter-related blood stream infections, (CRBSIs) and thrombosis in patients using central venous catheters, or CVCs, for hemodialysis. FDA has granted conditional approval for the proprietary name Defencath in the U.S. CRBSIs and thrombosis represent key complications among hemodialysis, intensive care, cancer and total parenteral nutrition, or TPN, patients with CVCs. These complications can lead to treatment delays and increased costs to the healthcare system when they occur due to hospitalizations, need for intravenous, or IV, antibiotic treatment, long-term anticoagulation therapy, removal/replacement of the CVC, related treatment costs and increased mortality. The total annual cost for treating CRBSI episodes and their related complications in the U.S. is up to $2.7 billion, with approximately 250,000 CRBSI episodes per year.1 We initially expect to sell Defencath directly to dialysis centers and hospitals, but also plan to expand its usage into intensive care, oncology and total parenteral nutrition patients needing catheters. We estimate that by 2025 the U.S. market for catheter-lock solutions for hemodialysis patients will be approximately 80 million catheter lumen locks per year, for oncology patients will be approximately 136 million catheter lumen locks per year, and for TPN patients will be approximately 13 million catheter lumen locks per year. We believe Defencath addresses a significant unmet medical need and a potential large market opportunity in the U.S.

In late 2013, we met with the FDA to determine the regulatory pathway for U.S. marketing approval of Defencath and began discussions on the clinical development program. In January 2015, the FDA granted Fast Track designation to Defencath, which is a program designed to facilitate development of drugs that are intended to treat serious and life-threatening conditions and to address an unmet medical need. Fast Track designation provides eligibility to request Priority Review of the marketing application.

Also, in January 2015, the FDA designated Defencath as a Qualified Infectious Disease Product, or QIDP, which provides for an extension of five years of marketing exclusivity to be added to any exclusivity for which the application qualifies upon approval. For example, an additional five years of marketing exclusivity will be added to the five years granted to a New Chemical Entity, or NCE, upon approval of the New Drug Application, or NDA. QIDP designation also confers eligibility for Priority Review of the NDA.

1 Becker’s Hospital Review

We launched the Phase 3 Prospective, Multicenter, Double-blind, Randomized, Active Control Study to Demonstrate Safety & Effectiveness of Defencath/Neutrolin in Preventing Catheter related Bloodstream Infection in Subjects on Hemodialysis for End Stage Renal Disease (LOCK-IT-100) in patients with hemodialysis catheters in the U.S. in December 2015. The clinical trial was designed to demonstrate the safety and effectiveness of Defencath compared to the standard of care CLS, Heparin, in preventing CRBSIs. The primary endpoint for the trial assessed the incidence of CRBSI and time to CRBSI for each study subject. Secondary endpoints were catheter patency, which was defined as required use of tissue plasminogen activating factor, or tPA, or removal of catheter due to dysfunction, and removal of catheter for any reason.

In July 2018, 28 potential cases of CRBSI were identified in LOCK-IT-100 that occurred through early December 2017. As previously agreed with the FDA, an interim efficacy analysis was performed based on the first 28 cases. There was a highly statistically significant 72% reduction in CRBSI by Defencath relative to the active control of Heparin (p=0.0034). Because the pre-specified level of statistical significance was reached for the primary endpoint and efficacy had been demonstrated with no safety concerns, the independent Data Safety Monitoring Board (DSMB) recommended early termination.

Following discussions with the FDA, we proceeded with an orderly termination of LOCK-IT-100. The study had continued enrolling and treating subjects until study termination, and the final analysis was based on a total of 795 subjects.

We remained blinded until the topline results of the full data set of LOCK-IT-100 were announced in late January 2019. In a total of 41 cases, there was a 71% reduction in CRBSI by Defencath relative to Heparin, which was highly statistically significant (p=0.0006), with a good safety profile. During 2019, we had a series of meetings with the FDA to discuss the analyses of data from LOCK-IT-100, including an end of Phase 3 meeting, a pre-NDA meeting and a CMC meeting, in preparation for submission of the NDA.

The FDA granted our request for a rolling submission and review of the NDA, which is designed to expedite the approval process for products being developed to address an unmet medical need. Although the FDA usually requires two pivotal clinical trials to provide substantial evidence of safety and effectiveness for approval of an NDA, the FDA will in some cases accept one adequate and well-controlled trial, where it is a large multicenter trial with a broad range of subjects and study sites that has demonstrated a clinically meaningful and statistically very persuasive effect on a disease with potentially serious outcome. In March 2020, we began the modular submission process for the NDA for Defencath for the prevention of CRBSI in hemodialysis patients, and recently announced on July 8, 2020, that submission of all modules for the NDA was completed. In August 2020, the FDA accepted for filing the Defencath NDA and also granted our request for Priority Review. Priority Review provides for six-month review period instead of the standard ten-month review period, and February 28, 2021 has been set as the Prescription Drug User Fee Act, or PDUFA, date for the completion of the review for approval of the NDA. The FDA noted that it is planning to hold an advisory committee meeting to discuss the application and that it had not identified any potential review issues at this time. The meeting of the Antimicrobial Drugs Advisory Committee to discuss the Defencath NDA has tentatively been scheduled for January 14, 2021. We have not been informed of any delays by the FDA in the review of the NDA, but the FDA has limited international and domestic travel due to COVID-19, and pre-approval inspections are required for manufacturing sites.

The FDA also previously agreed that we could request consideration of Defencath for approval under the Limited Population Pathway for Antibacterial and Antifungal Drugs, or LPAD. LPAD, passed as part of the 21st Century Cures Act, is a new program intended to expedite the development and approval of certain antibacterial and antifungal drugs to treat serious or life-threatening infections in limited populations of patients with unmet medical needs. Given that the LPAD pathway provides for a streamlined clinical development program for a limited population that may involve smaller, shorter, or fewer clinical trials, we believe that LPAD will provide additional flexibility for the FDA to approve Defencath to prevent CRBSIs in the limited population of adult patients with end stage renal disease receiving hemodialysis through a CVC.

We were granted a deferral by the FDA under the Pediatric Research Equity Act, or PREA that requires sponsors to conduct pediatric studies for NDAs for a new active ingredient, such as taurolidine in Defencath, unless a waiver or deferral is obtained from the FDA. A deferral acknowledges that a pediatric assessment is required but permits the applicant to submit the pediatric assessment after the submission of an NDA. We have made a commitment to conduct the pediatric study after approval of the NDA for use in adult hemodialysis patients. Pediatric studies for an approved product conducted under PREA may qualify for pediatric exclusivity, which if granted would provide an additional six months of marketing exclusivity. Defencath would then have the potential to receive a total marketing exclusivity period of 10.5 years, including exclusivity pursuant to NCE and QIDP.

We anticipate that Medicare reimbursement could be available for Defencath in hemodialysis and other catheter indications in intensive care, oncology and TPN through relevant hospital inpatient diagnosis-related groups, or DRGs, or outpatient ambulatory payment classifications, or APCs, the EndStage Renal Disease Prospective Payment System, or ESRD PPS, base payment, or under the Durable Medical Equipment, Prosthetics, Orthotics, and Supplies, or DMEPOS, Fee Schedule, depending on the setting of care. We also plan to seek separate reimbursement as a drug, where available under Medicare, through mechanisms such as pass-through status under the Hospital Outpatient Prospective Payment System, the transitional drug add-on payment adjustment, or TDAPA, under the ESRD PPS, or reimbursement as a drug used with a DMEPOS infusion pump. We have engaged U.S. Centers for Medicare & Medicaid Services, or CMS, in preliminary discussions concerning the reimbursement for Defencath under TDAPA; however, qualifications cannot be determined until after FDA approval and CMS evaluates the request for coverage in a quarterly review. If approved under TDAPA, reimbursement of Defencath would be calculated based on its average selling price.

Although we cannot fully anticipate changes in reimbursement requirements and mechanisms in the coming years, we expect Defencath would be eligible for and would obtain TDAPA. To be eligible for TDAPA, an innovative new renal drug or biologic must be, among other things, identified as having an end action effect that treats or manages a condition or conditions associated with ESRD and as not fitting into an established ESRD PPS functional category. We believe that in addition to the Fast Track and QIDP designations granted by FDA, Defencath meets the criterion of being a new renal dialysis product used to treat or manage a condition associated with ESRD, since infections are the second leading cause of death in patients with ESRD and CVCs are a significant risk factor for infection-associated mortality.

International

In the European Union, or EU, Neutrolin is regulated as a Class 3 medical device. In July 2013, we received CE Mark approval for Neutrolin. In December 2013, we started commercial sales of Neutrolin in Germany for the prevention of CRBSI and maintenance of catheter patency in hemodialysis patients using a tunneled, cuffed CVC for vascular access. To date, Neutrolin is registered and may be sold in certain European Union and Middle Eastern countries for such treatment.

In September 2014, the TUV-SUD and The Medicines Evaluation Board of the Netherlands, or MEB, granted a label expansion for Neutrolin, to include use in oncology patients receiving chemotherapy, IV hydration and IV medications via CVC for the EU and in December 2014, we received approval from the Hessian District President in Germany to expand the label for these same expanded indications. The expansion also adds patients receiving medication and IV fluids via CVC in intensive or critical care units (cardiac care unit, surgical care unit, neonatal critical care unit, and urgent care centers). An indication for use in total parenteral nutrition was also approved.

Additional Development Possibilities

We intend to pursue additional indications for Defencath use as a CLS in populations with an unmet medical need that also represent a significant market opportunity. For example, we intend to pursue marketing authorization in the U.S. for use as a CLS to reduce CRBSIs in oncology and total parenteral nutrition patients using a CVC.

In addition to the CLS, we are sponsoring a pre-clinical research collaboration for the use of taurolidine as a possible treatment for pediatric tumors. In February 2018, the FDA granted orphan drug designation to taurolidine for the treatment of neuroblastoma in children. We may seek one or more strategic partners or other sources of capital to help with the development and commercialization of taurolidine for the treatment of neuroblastoma in children. We are also evaluating opportunities for the possible expansion of taurolidine as a platform compound for use in certain medical devices. Patent applications have been filed in several indications, including wound closure, surgical meshes, and wound management. Based on initial feasibility work, we are advancing pre-clinical studies for taurolidine-infused surgical meshes, suture materials and hydrogels. We will seek to establish development/commercial partnerships as these programs advance.

The FDA regards taurolidine as an NCE and therefore it is currently an unapproved new drug. We might in the future pursue product candidates that would involve devices impregnated with taurolidine, and we believe that at the current time such products would be combination products subject to device premarket submission requirements, while subject also, under review by FDA, to the standards for drug approvability. Consequently, given that there is no appropriate predicate medical device currently marketed in the U.S. on which a 510(k) approval process could be based and that taurolidine is not yet approved in any application, we anticipate that we would be required to submit a premarket approval application, or PMA, for marketing authorization for any medical device indications that we may pursue for devices containing taurolidine. In the event that an NDA for Defencath is approved by the FDA, the regulatory pathway for these medical device product candidates may be revisited with the FDA. Although there may be no appropriate predicate, de novo Class II designation can be proposed, based on a risk assessment and a reasonable assurance of safety and effectiveness.

In December 2019, the novel coronavirus disease, COVID-19, was identified in Wuhan, China. This virus has been declared a pandemic and has spread to multiple global regions. The outbreak and government measures taken in response have also had a significant impact, both direct and indirect, on businesses and commerce, as worker shortages have occurred; supply chains have been disrupted; facilities and production have been suspended; and demand for certain goods and services, such as medical services and supplies, has spiked, while demand for other goods and services, such as travel, has fallen. In response to the COVID-19 outbreak, “shelter in place” orders and other public health guidance measures have been implemented across much of the United States, Europe and Asia, including in the locations of our offices, clinical trial sites, key vendors and partners. Our program timelines may be negatively affected by COVID-19, which could materially and adversely affect business, financial conditions and results of operations.

Corporate History and Information

We were organized as a Delaware corporation on July 28, 2006 under the name “Picton Holding Company, Inc.” and we changed our corporate name to “CorMedix Inc.” on January 18, 2007. Our operations to date have been primarily limited to conducting clinical trials and establishing manufacturing for our product candidates, licensing product candidates, business and financial planning, research and development, seeking regulatory approval for our products, initial commercialization activities for Defencath in the U.S. and Neutrolin in the EU and other foreign markets, and maintaining and improving our patent portfolio.

Our executive offices are located at 400 Connell Drive, Suite 5000, Berkeley Heights, NJ 07922. Our telephone number is (908) 517-9500. Our website address is www.cormedix.com. Information contained in, or accessible through, our website does not constitute part of this prospectus.

Offerings Under This Prospectus

We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, up to an indeterminate amount from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

Common Stock

We may issue shares of our common stock from time to time. The holders of common stock are entitled to one vote per share on all matters to be voted upon by stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of any preferred stock then outstanding.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by stockholders. Convertible preferred stock will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory or at your option or both and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus and applicable prospectus supplements, we will fix the rights, preferences, privileges and restrictions of the preferred stock of such series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Warrants

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into warrant agreements with a bank or trust company that we select to be our warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement related to the particular series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement or warrant certificate containing the terms of the warrants we are offering before the issuance of the warrants.

Debt Securities

We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or our other securities. Conversion may be mandatory or at your option or both and would be at prescribed conversion rates.

With respect to any debt securities that we issue, we will issue such debt securities under an indenture, which we would enter into with the trustee named in the indenture. The form of indenture was filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated herein by reference. Any indenture would be qualified under the Trust Indenture Act of 1939.

Units

We may issue units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks, uncertainties and assumptions discussed under the heading “risk factors” included in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. You should also consider the risks referred to above and all of the other information contained in this prospectus and any accompanying prospectus supplement, and incorporated by reference into this prospectus and any accompanying prospectus supplement, including our financial statements and related notes, before investing in our securities. If any of the possible events described in those sections actually occur, our business, business prospects, cash flow, results of operations or financial condition could be harmed. In this case, the trading price of our securities could decline, and you might lose all or part of your investment in our securities.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities offered by us pursuant to this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities by us under this prospectus for general corporate purposes, including obtaining regulatory approval and commercialization of Defencath™ in the U.S., research and development, and working capital and general expenditures. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities by us. Pending the application of the net proceeds, we intend to invest a portion of the net proceeds generally in short-term, investment grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time by a variety of methods, including:

●	on the NYSE American or any other national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock or other securities may be listed or quoted at the time of sale;

●	in privately negotiated transactions;

●	in an exchange distribution in accordance with the rules of the applicable exchange;

●	as settlement of short sales entered into after the date of the prospectus;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	through broker-dealers, who may act as agents or principals;

●	through sales “at the market” to or through a market-maker;

●	in a block trade, in which a broker-dealer will attempt to sell a block as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through one or more underwriters on a firm commitment or best-efforts basis;

●	directly to one or more purchasers;

●	through agents;

●	in options transactions;

●	over the Internet;

●	any other method permitted pursuant to applicable law; or

●	in any combination of the above.

In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

●	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

●	ordinary brokerage transactions; or

●	transactions in which the broker-dealer solicits purchasers.

We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of the underwriters, if any;

●	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the NYSE American may engage in passive market making transactions in the common stock on the NYSE American in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

DESCRIPTION OF OUR CAPITAL STOCK

Common Stock

The following is a summary of certain provisions of our capital stock. Such summary does not purport to be complete. You should refer to our Amended and Restated Certificate of Incorporation, as amended, and our Second Amended and Restated Bylaws and each Certificate of Designation for our Series C-3, E and G preferred stock, in each case, incorporated by reference as an exhibit to our most recent Form 10-K. The summary below is also qualified by provisions of such documents and applicable law.

Pursuant to our Amended and Restated Certificate of Incorporation, as amended, we are authorized to issue 160,000,000 shares of common stock, $0.001 par value per share. As of November 4, 2020, we had 32,132,492 shares of common stock outstanding.

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders, and there are no cumulative voting rights. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of common stock present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock.

The holders of common stock are entitled to receive ratable dividends, if any, payable in cash, in stock or otherwise if, as and when declared from time to time by our Board of Directors out of funds legally available for the payment of dividends, subject to any preferential rights that may be applicable to any outstanding preferred stock. In the event of a liquidation, dissolution, or winding up of our Company, after payment in full of all outstanding debts and other liabilities, the holders of common stock are entitled to share ratably in all remaining assets, subject to prior distribution rights of preferred stock, if any, then outstanding. No shares of common stock have preemptive rights or other subscription rights to purchase additional shares of common stock. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock will be subject to, and might be adversely affected by, the rights of holders of any preferred stock that we may issue in the future. All shares of common stock that are acquired by us shall be available for reissuance by us at any time.

Issued and Outstanding Preferred Stock

Under the terms of our Amended and Restated Certificate of Incorporation, as amended, our Board of Directors is authorized to issue up to 2,000,000 shares of preferred stock in one or more series without stockholder approval. Our Board of Directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. As of November 4, 2020, of the 2,000,000 shares of preferred stock authorized, our Board of Directors has designated (all with par value of $0.001 per share): 200,000 shares as Series C-3 Non-Voting Convertible Preferred Stock; 89,623 shares as Series E Convertible Preferred Stock and 100,000 as Series G Convertible Preferred Stock. At November 4, 2020, we had outstanding: 52,000 shares of Series C-3 Non-Voting Convertible Preferred Stock; 89,623 shares of Series E Convertible Preferred Stock and 100,000 shares of Series G Convertible Preferred Stock.

Series C-3 Non-Voting Convertible Preferred Stock

The Series C-3 Preferred Stock has the rights, privileges and terms described below.

Rank. The Series C-3 Preferred Stock will rank:

●	senior to our common stock;

●	senior to any class or series of capital stock created after the issuance of the Series C-3 Preferred Stock; and

●	junior to the Series E Non-Voting Convertible Preferred Stock, in each case, as to dividends or distributions of assets upon our liquidation, dissolution or winding up whether voluntarily or involuntarily.

Conversion. Each share of Series C-3 Preferred Stock is convertible into 10 shares of our common stock (subject to adjustment in the event of stock dividends and distributions, stock splits, stock combinations, or reclassifications affecting our common stock) at a per share price of $1.00 at any time at the option of the holder, except that a holder will be prohibited from converting shares of Series C-3 Preferred Stock into shares of common stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than 9.99% of the total number of shares of our common stock then issued and outstanding.

Liquidation Preference. In the event of our liquidation, dissolution or winding up, holders of Series C-3 Preferred Stock will receive a payment equal to $10.00 per share of Series C-3 Preferred Stock before any proceeds are distributed to the holders of our common stock. After the payment of this preferential amount, and subject to the rights of holders of any class or series of our capital stock hereafter created specifically ranking by its terms senior to the Series C-3 Preferred Stock, holders of Series C-3 Preferred Stock will participate ratably in the distribution of any remaining assets with the common stock and any other class or series of our capital stock hereafter created that participates with the common stock in such distributions.

Voting Rights. Shares of Series C-3 Preferred Stock will generally have no voting rights, except as required by law and except that the consent of holders of two thirds of the outstanding Series C-3 Preferred Stock will be required to amend the terms of the Series C-3 Preferred Stock or the certificate of designation for the Series C-3 Preferred Stock or increase the number of authorized shares of Series C-3 Preferred Stock.

Dividends. Holders of Series C-3 Preferred Stock are entitled to receive, and we are required to pay, dividends on shares of the Series C-3 Preferred Stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends (other than dividends in the form of common stock) actually paid on shares of the common stock when, as and if such dividends (other than dividends in the form of common stock) are paid on shares of the common stock.

Redemption. We are not obligated to redeem or repurchase any shares of Series C-3 Preferred Stock. Shares of Series C-3 Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous fund provisions.

Listing. There is no established public trading market for the Series C-3 Preferred Stock, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series C-3 Preferred Stock on any national securities exchange or trading system.

Fundamental Transactions. If, at any time that shares of Series C-3 Preferred Stock are outstanding, we effect a merger or other change of control transaction, as described in the certificate of designation and referred to as a fundamental transaction, then a holder will have the right to receive, upon any subsequent conversion of a share of Series C-3 Preferred Stock (in lieu of conversion shares) for each issuable conversion share, the same kind and amount of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such fundamental transaction if such holder had been, immediately prior to such fundamental transaction, the holder of a share of common stock.

Series E Convertible Preferred Stock

Rank. The Series E Preferred Stock will rank:

●	senior to our common stock;

●	senior to the Series C-3 Non-Voting Convertible Preferred Stock;

●	on parity with the Series G Convertible Preferred Stock; and

●	senior to any class or series of capital stock created after the issuance of the Series E Preferred Stock,

in each case, as to dividends or distributions of assets upon our liquidation, dissolution or winding up whether voluntarily or involuntarily.

Conversion. Each share of Series E Preferred Stock is convertible into 4.3733 shares of our common stock (subject to adjustment as provided in the certificates of designation for the Series E Preferred Stock) at a per share price of $3.75 at any time at the option of the holder, except that a holder will be prohibited from converting shares of Series E Preferred Stock into shares of common stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than 4.99% of the total number of shares of our common stock then issued and outstanding.

Liquidation Preference. In the event of our liquidation, dissolution or winding up, holders of Series E Preferred Stock will receive a payment equal to $49.20 per share of Series E Preferred Stock on parity with the payment of the liquidation preference due the Series G Preferred Stock, but before any proceeds are distributed to the holders of common stock, and the Series C-3 Non-Voting Convertible Preferred Stock. After the payment of this preferential amount, holders of Series E Preferred Stock will participate ratably in the distribution of any remaining assets with the common stock and any other class or series of our capital stock that participates with the common stock in such distributions.

Voting Rights. Shares of Series E Preferred Stock are entitled to vote on an as-converted basis, based upon an assumed conversion price of $9.15.

Dividends. Holders of Series E Preferred Stock are entitled to receive, and we are required to pay, dividends on shares of the Series E Preferred Stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends (other than dividends in the form of common stock) actually paid on shares of the common stock when, as and if such dividends (other than dividends in the form of common stock) are paid on shares of the common stock.

Redemption. We are not obligated to redeem or repurchase any shares of Series E Preferred Stock. Shares of Series E Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous fund provisions.

Listing. There is no established public trading market for the Series E Preferred Stock, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series E Preferred Stock on any national securities exchange or trading system.

Fundamental Transactions. If, at any time that shares of Series E Preferred Stock are outstanding, we effect a merger or other change of control transaction, as described in the certificate of designation and referred to as a fundamental transaction, then a holder will have the right to receive, upon any subsequent conversion of a share of Series E Preferred Stock (in lieu of conversion shares) for each issuable conversion share, the same kind and amount of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such fundamental transaction if such holder had been, immediately prior to such fundamental transaction, the holder of a share of common stock.

Debt Restriction. As long as any of the Series E Preferred Stock is outstanding, we cannot create, incur, guarantee, assume or suffer to exist any indebtedness, other than (i) trade payables incurred in the ordinary course of business consistent with past practice, and (ii) up to $10 million aggregate principal amount of indebtedness with a maturity less than twelve months outstanding at any time, which amount may include up to $5 million of letters of credit outstanding at any time.

Other Covenants. In addition to the debt restrictions above, as long as any the Series E Preferred Stock is outstanding , we cannot, among others things: create, incur, assume or suffer to exist any encumbrances on any of our assets or property; redeem, repurchase or pay any cash dividend or distribution on any of our capital stock (other than as permitted, which includes the dividends on the Series E Preferred Stock and Series G Preferred Stock); redeem, repurchase or prepay any indebtedness (other than as permitted); or engage in any material line of business substantially different from our current lines of business.

Purchase Rights. In the event we issue any options, convertible securities or rights to purchase stock or other securities pro rata to the holders of common stock, then a holder of Series E Preferred Stock will be entitled to acquire, upon the same terms a pro rata amount of such stock or securities as if the Series E Preferred Stock had been converted to common stock.

Series G Convertible Preferred Stock

Rank. The Series G Preferred Stock will rank:

●	senior to our common stock;

●	senior to any class or series of capital stock created after the issuance of the Series G Preferred Stock;

●	junior to the Series C-3 Non-Voting Convertible Preferred Stock, pending the consent of the holders of such series to the subordination thereof; and

●	on parity with the Series E Convertible Preferred Stock,

in each case, as to dividends or distributions of assets upon our liquidation, dissolution or winding up whether voluntarily or involuntarily.

Conversion. Each share of Series G Preferred Stock is convertible into approximately 55.5978 shares of our common stock (subject to adjustment as provided in the certificate of designation for the Series G Preferred Stock) at a per share price of $3.37 at any time at the option of the holder, except that a holder will be prohibited from converting shares of Series G Preferred Stock into shares of common stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than 4.99% of the total number of shares of our common stock then issued and outstanding.

Liquidation Preference. In the event of our liquidation, dissolution or winding up, holders of Series E Preferred Stock will receive a payment equal to $187.36452 per share of Series G Preferred Stock on parity with the payment of the liquidation preference due the Series E Preferred Stock, but before any proceeds are distributed to the holders of Series C-3 Preferred Stock (pending the consent of the holders of such series to the subordination thereof) and after any proceeds are distributed to the holders of common stock. After the payment of this preferential amount, holders of Series G Preferred Stock will participate ratably in the distribution of any remaining assets with the common stock and any other class or series of our capital stock that participates with the common stock in such distributions.

Voting Rights. Shares of Series G Preferred Stock are entitled to vote on an as-converted basis, based upon an assumed conversion price of $9.15.

Dividends. Holders of Series G Preferred Stock are entitled to receive, and we are required to pay, dividends on shares of the Series G Preferred Stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends (other than dividends in the form of common stock) actually paid on shares of the common stock when, as and if such dividends (other than dividends in the form of common stock) are paid on shares of the common stock.

Redemption. We are not obligated to redeem or repurchase any shares of Series G Preferred Stock. Shares of Series G Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous fund provisions.

Listing. There is no established public trading market for the Series G Preferred Stock, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series G Preferred Stock on any national securities exchange or trading system.

Fundamental Transactions. If, at any time that shares of Series G Preferred Stock are outstanding, we effect a merger or other change of control transaction, as described in the certificate of designation and referred to as a fundamental transaction, then a holder will have the right to receive, upon any subsequent conversion of a share of Series G Preferred Stock (in lieu of conversion shares) for each issuable conversion share, the same kind and amount of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such fundamental transaction if such holder had been, immediately prior to such fundamental transaction, the holder of a share of common stock.

Debt Restriction. As long as any of the Series G Preferred Stock is outstanding, we cannot create, incur, guarantee, assume or suffer to exist any indebtedness, other than (i) trade payables incurred in the ordinary course of business consistent with past practice, and (ii) up to $10 million aggregate principal amount of indebtedness with a maturity less than twelve months outstanding at any time, which amount may include up to $5 million of letters of credit outstanding at any time.

Other Covenants. In addition to the debt restrictions above, as long as any the Series G Preferred Stock is outstanding, we cannot, among others things: create, incur, assume or suffer to exist any encumbrances on any of our assets or property; redeem, repurchase or pay any cash dividend or distribution on any of our capital stock (other than as permitted, which includes the dividends on the Series E Preferred Stock and the Series G Preferred Stock); redeem, repurchase or prepay any indebtedness (other than as permitted); or engage in any material line of business substantially different from our current lines of business.

Purchase Rights. In the event we issue any options, convertible securities or rights to purchase stock or other securities pro rata to the holders of common stock, then the a holder of Series G Preferred Stock will be entitled to acquire, upon the same terms a pro rata amount of such stock or securities as if the Series G Preferred Stock had been converted to common stock.

Transfer Agent and Registrar

We act as our own transfer agent and registrar for the Series C-3, E and G Preferred Stock.

Description of Preferred Stock That May Be Offered

Our board of directors has the authority, without further action by the stockholders, to issue up to 2,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by our stockholders. The shares of preferred stock outstanding are described above. The issuance of new or additional preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of our company.

We will fix the rights, preferences, privileges and restrictions of any new series of preferred stock in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable.

The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Certain Anti-Takeover Provisions of Delaware Law and of Our Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws

Certain provisions of the Delaware General Corporation Law (the “DGCL”) and our Amended and Restated Certificate of Incorporation, as amended, and our Second Amended and Restated Bylaws discussed below may have the effect of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt. These provisions are expected to encourage persons seeking to acquire control of our Company to first negotiate with our Board of Directors. We believe that the benefits of increasing our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our Company outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-takeover Law

We are subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:

●	the Board of Directors approves the transaction in which the stockholder became an interested stockholder prior to the date the interested stockholder attained that status;

●	when the stockholder became an interested stockholder, he or she owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and certain shares owned by employee benefits plans; or

●	on or subsequent to the date the business combination is approved by the Board of Directors, the business combination is authorized by the affirmative vote of at least 66 2/3% of the voting stock of the corporation at an annual or special meeting of stockholders.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or is an affiliate or associate of the corporation and within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock.

The existence of Section 203 of the DGCL would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our Board of Directors, including discouraging attempts that might result in a premium over the market price for the shares of our common stock.

Charter Documents

Our Amended and Restated Certificate of Incorporation, as amended, and Second Amended and Restated Bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of our Company. First, our Second Amended and Restated Bylaws limit who may call special meetings of the stockholders, such meetings may only be called by the chairman of the Board of Directors, the chief executive officer, the Board of Directors or holders of an aggregate of at least 15% of our outstanding entitled to vote. Second, our Amended and Restated Certificate of Incorporation does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. Third, our Second Amended and Restated Bylaws provide that the number of directors on our Board of Directors, which may range from five to nine directors, shall be exclusively fixed by our Board of Directors, which has set the number of directors at seven. Fourth, newly created directorships resulting from any increase in our authorized number of directors and any vacancies in our Board of Directors resulting from death, resignation, retirement, disqualification or other cause (including removal from office by a vote of the shareholders) will be filled by a majority of our Board of Directors then in office. Finally, our Second Amended and Restated Bylaws establish procedures, including 90-day advance notice requirement, with regard to the nomination of candidates for election as directors and stockholder proposals. These and other provisions of our Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws and Delaware law could discourage potential acquisition proposals and could delay or prevent a change in control or management of our Company.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of any debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we may offer under a prospectus supplement may differ from the terms described below. For any debt securities that we may offer, an indenture (and any relevant supplemental indenture), if required, will contain additional important terms and provisions, the form of which we filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated therein by reference. We will file any definitive indenture as an exhibit to reports that we file with the SEC and incorporate by reference in this prospectus and the applicable prospectus supplement. Any indenture would be qualified under the Trust Indenture Act of 1939.

With respect to any debt securities that we issue, we will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and if so, the terms and who the depository will be;

●	the maturity date;

●	the principal amount due at maturity;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be convertible into shares of our common stock or our preferred stock and, if so, the terms of such conversion;

●	whether or not the debt securities will be secured or unsecured by some or all of our assets, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment or interest and the maximum length of any such deferral period;

●	the date, if any, after which and the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemptions provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

●	whether we will be restricted from incurring any additional indebtedness, issuing additional securities, or entering into a merger, consolidation or sale of our business;

●	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	any provisions for payment of additional amounts for taxes;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	events of default;

●	whether we and/or the indenture trustee may change an indenture without the consent of any holders;

●	the form of debt security and how it may be exchanged and transferred;

●	description of the indenture trustee and paying agent, and the method of payments; and

●	any other specified terms, preferences, rights or limitations of, or restrictions on, the debt securities and any terms that may be required by us or advisable under applicable laws or regulations.

We summarize below the material terms of the form of indenture, if required, or indicate which material terms will be described in the applicable prospectus supplement. The indenture:

●	does not limit the amount of debt securities that we may issue;

●	allows us to issue debt securities in one or more series;

●	does not require us to issue all of the debt securities of a series at the same time;

●	allows us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

●	provides that the debt securities will be unsecured, except as may be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of any warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. With respect to any warrants that we offer, specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to reports that we file with the SEC and incorporated by reference in this prospectus:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, the exercise price for shares of our common stock or preferred stock and the number of shares of common stock or preferred stock to be received upon exercise of the warrants;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or the common stock issuable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the common stock will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants are to be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We might issue units composed of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement, warrant and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

We may choose to evidence each series of units by unit certificates that we would issue under a separate agreement. If we choose to evidence the units by unit certificates, we will enter into the unit agreements with a unit agent and will indicate the name and address of the unit agent in the applicable prospectus supplement relating to the particular series of units.

LEGAL MATTERS

Certain legal matters with respect to the securities offered hereby have been passed upon by Morgan, Lewis & Bockius LLP, New York, New York.

EXPERTS

The consolidated balance sheets of CorMedix Inc. as of December 31, 2019 and 2018 and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 (which is included in management’s report on internal control over financial reporting in the annual report on Form 10-K for the year ended December 31, 2019), have been incorporated herein by reference in reliance on the report of Friedman LLP, independent registered public accounting firm, given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.cormedix.com as soon as reasonably practicable after filing such documents with the SEC. Any requests for this information should be made by calling or sending a letter to the Secretary of the Company, c/o CorMedix Inc., at our office located at 400 Connell Drive, Suite 5000, Berkeley Heights, NJ 07922.

SEC filings are also available at the SEC’s web site at http://www.sec.gov. Our common stock is listed on the NYSE American, and you can read and inspect our filings at the offices of the NYSE American at 20 Broad Street, New York, NY 10005.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus and any applicable accompanying prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities being offered pursuant to this prospectus and any applicable accompanying prospectus supplement. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus and any applicable accompanying prospectus supplement. Statements in this prospectus and any applicable accompanying prospectus supplement regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained as described above in “Where You Can Find More Information.” The documents we are incorporating by reference into this prospectus are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC pursuant to Section 13 of the Exchange Act on March 16, 2020;

●	our Quarterly Reports on Form 10-Q for the quarter ended September 30, 2020, filed with the SEC on November 5, 2020, for the quarter ended June 30, 2020, filed with the SEC on August 10, 2020 and for the quarter ended March 31, 2020, filed with the SEC on May 11, 2020;

●	our Current Reports on Form 8-K, filed with the SEC pursuant to Section 13 of the Exchange Act on February 3, 2020, February 4, 2020, February 6, 2020, April 8, 2020, April 22, 2020, April 23, 2020, May 11, 2020 July 8, 2020, July 29, 2020, August 31, 2020, September 17, 2020, October 14, 2020 and November 2, 2020;

●	the description of our capital stock contained in Exhibit 4.5 to our Annual Report on Form 10-K filed with the SEC on March 16, 2010, including any amendment or report filed for the purpose of updating such description; and

●	all of the filings pursuant to the Exchange Act after the date of the filing of the registration statement and prior to the effectiveness of the registration statement.

In addition, all documents subsequently filed by us after the date of the initial registration statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date our offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus.

Any statement contained in this prospectus and any applicable prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus and any applicable prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in this prospectus and any applicable prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus and any applicable prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus and any applicable prospectus supplement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to CorMedix, Inc., Attention: Secretary, 400 Connell Drive, Suite 5000, Berkeley Heights, New Jersey 07922, (908) 517-9500.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus and any applicable prospectus supplement or incorporated by reference in this prospectus and any applicable prospectus supplement. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

$50,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Truist Securities      JMP Securities

August 12, 2021